FOR IMMEDIATE RELEASE:

Journalist/Media Contact:
-------------------------
Michael Binko
Xybernaut Corporation
(703) 631-6925
publicrelations@xybernaut.com
-----------------------------



         XYBERNAUT(R) ANNOUNCES THAT INVESTORS AND OTHERS SHOULD REFRAIN
              FROM RELYING UPON THE COMPANY'S HISTORICAL FINANCIAL
                      STATEMENTS AND RELATED AUDIT REPORTS

             ANNOUNCES THE COMPANY'S RECEIPT OF NASDAQ NOTIFICATION


FAIRFAX, VA - APRIL 8, 2005 -- Xybernaut Corporation (NASDAQ: XYBRE) announced today that investors and others should refrain from relying upon the Company's historical financial statements, together with the related audit reports the Company received from its outside auditors, Grant Thornton LLP, for the years ended December 31, 2002 and 2003, and interim quarterly reports for the quarters ended March 31, 2003, June 30, 2003, September 30, 2003, March 31, 2004, June 30, 2004 and September 30, 2004.

The Company's action was taken in response to a letter which the Company received from Grant Thornton LLP, on April 6, 2005, indicating that the nature of the items disclosed by the Company in its Form 8-K filed on April 1, 2005, and the uncertainties surrounding the results of the ongoing Audit Committee investigation disclosed in such Form 8-K, have caused the firm to question the accuracy and reliability of the Company's accounting and related disclosures provided in the specified prior period financial statements. The Audit Committee has reviewed the Company's disclosure in this press release and in the Company's related Form 8-K with Grant Thornton LLP.

Upon completion of the Audit Committee's investigation, the Company intends promptly to implement any recommendations resulting from the Audit Committee's investigation and to take any other actions necessary to satisfy the concerns raised by Grant Thornton LLP. The Company has retained Kalorama Partners, LLC, a consulting firm founded by former SEC Chairman Harvey Pitt, to assist the Company in fulfilling these commitments.

The Company also announced today that on April 5, 2005, it received notice from The Nasdaq Stock Market of Nasdaq's intent to delist the Company's securities at the opening of business on April 14, 2005, subject to the Company's right to request a hearing with the Nasdaq Listing Qualifications Panel in accordance with the Marketplace Rule 4800 Series. In the notice, Nasdaq asserted that the Company is in violation of Nasdaq Marketplace Rule 4310(c)(14) because, as the Company previously announced, it has not yet filed its Annual Report on Form 10-K with Nasdaq and the SEC. Prior to April 12, 2005, the

Company intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the staff's determination which will suspend the delisting of the Company's securities until the hearing determination. There can be no assurance that, following the hearing, the Panel will grant the Company's request for continued listing.

In addition, as provided in the notice, at the opening of business on April 7, 2005, an "E" was appended to the end of the Company's trading symbol for its securities, so that the symbol became "XYBRE".

ABOUT XYBERNAUT
Xybernaut Corporation is a leading provider of wearable/mobile computing hardware, software and services, bringing communications and full-function computing power in a hands-free design to people when and where they need it. Headquartered in Fairfax, Virginia, Xybernaut has offices and subsidiaries in Europe (Benelux, Germany, UK) and Asia (Japan, China, Korea). Visit the
Xybernaut Web site at www.xybernaut.com. Product photos are also available directly from Xybernaut.

Xybernaut and the Xybernaut logo are trademarks or registered trademarks of Xybernaut Corporation in the USA and other countries. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

                                      # # #

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, market conditions, the availability of components and successful production of the Company's products, general acceptance of the Company's products and technologies, competitive factors, timing, and other risks described in the Company's SEC reports and filings.